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                                                       Exhibit 99(j)


        Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Shareholder Reports" and "Financial Highlights" in each Prospectus and "Custodians and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated December 19, 2008 in the Registration Statement (Form N-1A) of the First American Investment Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 95 under the Securities Act of 1933 (Registration No. 033-16905).


                                                /s/Ernst & Young LLP

Minneapolis, Minnesota
February 25, 2009